Exhibit 10.12

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of January 11, 2007, by and among RiskMetrics Group, Inc., a Delaware corporation (the “Company”), the stockholders listed on Schedule A attached hereto who have executed this Agreement as of the date hereof, and any Person who becomes a holder of Common Stock after the date hereof and who becomes a party to this Agreement by executing and delivering to the Company an Instrument of Accession in substantially the form of Annex I attached hereto (each a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, RiskMetrics Solutions, Inc. (f/k/a RiskMetrics Group, Inc.), a Delaware corporation (“RMG”), and certain stockholders of RMG have previously entered into an Investor Rights Agreement, dated as of June 14, 2004 (the “Original Agreement”);

WHEREAS, the Company (f/k/a RMG Holdco, Inc. and which, as of the date of the Merger Agreement, was a direct, wholly-owned Subsidiary of RMG), RMG, RMG Merger Sub, Inc., a Delaware corporation and, as of such date, a wholly-owned Subsidiary of RMG LLC (as defined below) (“RMG Merger Sub”), ISS Merger Sub, Inc., a Delaware corporation and, as of such date, a wholly-owned Subsidiary of RMG LLC (“ISS Merger Sub”), Institutional Shareholder Services Holdings, Inc., a Delaware corporation (“ISS”), and RiskMetrics Group Holdings, LLC, a Delaware limited liability company and a direct, wholly-owned Subsidiary of the Company (“RMG LLC”), have entered into an Agreement and Plan of Merger, dated as of October 31, 2006, as amended (as amended, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, on even date herewith, RMG Merger Sub has merged with and into RMG, with RMG continuing as the surviving corporation and an indirect, wholly-owned Subsidiary of the Company, and ISS Merger Sub has merged with and into ISS, with ISS continuing as the surviving corporation and an indirect, wholly-owned Subsidiary of the Company (collectively, the “Mergers”);

WHEREAS, pursuant to the Merger Agreement, in connection with the Mergers, the Company is issuing shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to certain former holders of the common stock and the Series A Convertible Preferred Stock of ISS (collectively, the “Former ISS Stockholders”), as more particularly described in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, (a) each Former ISS Stockholder that will own two percent (2%) or more of the issued and outstanding shares of Common Stock, on a fully diluted basis, immediately following the effective time of the Mergers (collectively (if any), the “ISS Investors”) is required to execute this Agreement, and (b) each share of the common stock of RMG outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) will automatically be converted into a share of Common Stock on a one-for-one basis;

WHEREAS, the parties hereto intend for the Company to execute and become a party to this Agreement in place of RMG through substitution and novation, and all of the parties to the Original Agreement intend to execute and become parties to this Agreement;

WHEREAS, immediately following the effective time of the Mergers, the Company is filing with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation;

WHEREAS, in connection with the Mergers and the other transactions contemplated by the Merger Agreement, among other things, on even date herewith, the Company and the holders of Common Stock (including, without limitation, the Former ISS Stockholders) are executing a Second Amended and Restated Stockholders Agreement (as the same may be amended and/or restated from time to time after the date hereof, the “Stockholders Agreement”), pursuant to which the parties thereto shall be subject to the provisions thereof, including, without limitation, the co-sale and drag-along provisions set forth therein; and

WHEREAS, in connection with the Mergers and the other transactions contemplated by the Merger Agreement, among other things, the Company and the Stockholders (including, without limitation, the ISS Investors) desire to amend and restate the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and the Stockholders, intending to be legally bound, hereby agree as follows:

SECTION  1

DEFINITIONS

1.1           Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“ABS Ventures Observer” shall have the meaning set forth in Section 2.7(a) hereof.

“ABS Ventures Stockholders” shall mean ABS Ventures VIII L.P., any Affiliate thereof that, after the date hereof, acquires Capital Stock and any transferee thereof to whom shares of Capital Stock are transferred in accordance with the provisions of this Agreement, and the term “ABS Ventures Stockholder” shall mean any such Person.

“Additional Unpurchased Common Stock” shall have the meaning set forth in Section 3.3(d) hereof.

“Affiliate” shall mean, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, under common control with or under common investment management with, such Person. For the purposes of this definition, “control” when used with respect to any Person, means common investment management and/or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning set forth in the Introduction.

“Annual Budget” shall have the meaning set forth in Section 6.1(f) hereof.

“Available Undersubscription Amount” shall have the meaning set forth in Section 4.3(a) hereof.

“Basic Amount” shall have the meaning set forth in Section 4.2(a) hereof.

“Berman” shall have the meaning set forth in the Section 2.1(b)(ii) hereof.

“Board” shall mean the board of directors of the Company.

“Bylaws” shall mean the Amended and Restated Bylaws of the Company, as the same may be amended and/or restated from time to time.

“Capital Stock” shall mean any and all shares of capital stock of the Company however designated and whether voting and/or nonvoting, including, without limitation, Common Stock, whether outstanding on the date hereof or issued after the date hereof.

“Change of Control” shall mean (i) any merger, consolidation or reorganization of the Company into or with any other Person or Persons (except a merger, consolidation or reorganization with or into a wholly-owned Subsidiary of the Company or a merger, consolidation or reorganization in which either (A) the Company’s voting stock outstanding immediately prior to such transaction continues to represent a majority by voting power of the voting stock outstanding immediately following such transaction on a fully diluted basis or (B) the shares of capital stock issued in exchange for the Company’s voting stock outstanding immediately prior to such transaction represent a majority by voting power of the voting stock of the continuing or resulting entity immediately following such transaction on a fully diluted basis); (ii) any issuance, sale or other disposition (or series of related sales or dispositions) of the capital stock of the Company by the Company and/or stockholders in which the stockholders immediately prior to such event do not hold a majority by voting power of the outstanding stock of the Company immediately after such event (on a fully diluted basis) (other than in a public offering); or (iii) any sale, license, lease or disposition of all or substantially all of the assets of the Company.

“Committee” and “Committees” shall have the respective meanings set forth in Section 2.5 hereof.

“Common Designee” and “Common Designees” shall have the meanings set forth in Section 2.1(b)(ii) hereof.

“Common Independent Designee” shall have the meaning set forth in Section 2.1(b)(v) hereof.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Introduction.

“Director” shall mean a director of the Company.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Family Member” shall mean, with respect to a Stockholder who is a natural person,  all the lineal descendants and ascendants in direct line of such Stockholder and the siblings of such Stockholder and their lineal descendants and a husband or wife or widower or widow of any of the above Persons and for the purposes aforesaid a step child or adopted child or illegitimate child of any Person shall be deemed to be a lineal descendant.

“Family Trusts” shall mean, with respect to any Stockholder who is a natural person who holds Capital Stock, trusts under which no beneficial interest in any of the shares of Capital Stock held by such trust is vested in any Person other than such Stockholder and/or such Stockholder’s Family Members. For purposes of this definition, a Person shall be considered “beneficially interested” in a share of Capital Stock if such share or any income related thereto is transferred or paid or applied or appointed to or for the benefit of such Person, or any voting or other rights attaching thereto are exercisable by or as directed by such Person pursuant to the terms of such trust or as the result of an exercise of a power or discretion conferred by such terms on any Person or Persons.

“Fiscal Year” shall initially mean the calendar year, or such other 12 month period approved by the Board.

“Former ISS Stockholders” shall have the meaning set forth in the Recitals.

“fully diluted basis” shall be calculated, as of any date of determination, on the basis of all outstanding shares of Capital Stock; provided, that for this purpose, all options, warrants or other rights of any kind to acquire shares of Capital Stock and all securities exercisable, convertible or exchangeable (directly or indirectly) into shares of Capital Stock outstanding at such time and exercisable, convertible or exchangeable at such time shall, to the extent that they are “in the money” only, be deemed to have been fully exercised, converted or exchanged, as the case may be, and the Capital Stock issuable as a result thereof shall be deemed to have been fully issued and to form part of the holdings of the Person(s) entitled to receive such Capital Stock; provided, further, that, for purposes hereof, Capital Stock underlying options or other rights to acquire shares of Capital Stock shall be deemed to be outstanding in accordance with the foregoing only to the extent that such options or other rights are vested as of such date of determination.

“GA Designee” shall have the meaning set forth in Section 2.1(b)(i) hereof.

“GA Observer” shall have the meaning set forth in Section 2.7(a) hereof.

“GA Stockholders” shall mean General Atlantic Partners 78, L.P., GapStar, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, GAPCO GmbH & Co. KG, any Affiliate thereof that, after the date hereof, acquires Capital Stock and any transferee thereof to whom shares of Capital Stock are transferred in accordance with the provisions of this Agreement, and the term “GA Stockholder” shall mean any such Person.

“Governmental Entity” shall mean any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral body, in each case whether domestic or foreign.

“Governmental Order” shall mean any order, writ, rule, judgment, injunction, decree, stipulation, determination, decision, consent, agreement or award of, or entered into by or with, any Governmental Entity.

“Group” shall mean:

(i)            in the case of any Stockholder who is a natural person, such Stockholder or any Family Trust or Family Member of such Stockholder;

(ii)           in the case of any Stockholder which is a partnership, (i) such partnership and any of its general partners or limited partners, (ii) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged or consolidated and (iii) any Affiliate of such partnership;

(iii)          in the case of any Stockholder which is a corporation, (i) any such corporation, its parent and any of such corporation’s or parent’s subsidiaries, (ii) any corporation or other business organization to which such corporation shall sell all or substantially all of its assets or with which it shall be merged or consolidated, and (iii) any Affiliate of such corporation;

(iv)          in the case of any Stockholder which is a limited liability company, (i) such limited liability company and any of its members, (ii) any corporation or other business organization to which such limited liability company shall sell all or substantially all of its assets or with which it shall be merged or consolidated and (iii) any Affiliate of such limited liability company;

(v)           in the case of any Stockholder which is a trust, the trustee of such trust, the beneficiary or beneficiaries of such trust or any Affiliate of such trust; and

(vi)          in the case of any Stockholder who is not a natural person, partnership, corporation, limited liability company or trust, any Affiliate of such Person.

“Indebtedness” shall mean, without duplication, (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (iii) all non-contingent reimbursement or payment obligations with respect to surety instruments; (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (vi) all obligations with respect to capital leases; (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (viii) any guaranty of any obligation of another Person of the type contemplated in clauses (i) through (vii).

“Independent” shall mean, as of any date of determination, an individual who: (i) has not within the last two (2) years been employed by the Company in an executive capacity, and has not been a director after ceasing to hold any such employment; (ii) has not within the last three (3) years been a principal or employee of a material professional adviser or material consultant to the Company; (iii) is not a material supplier and/or customer of the Company (or an executive or associate of a material supplier and/or customer); and (iv) does not have a material contractual relationship with the Company.

“Independent Designee” and “Independent Designees” shall have the meanings set forth in Section 2.1(b)(v) hereof.

“Investor Designee” and “Investor Designees” shall have the meanings set forth in Section 2.1(b)(i) hereof.

“Investor Independent Designee” shall have the meaning set forth in Section 2.1(b)(iii) hereof.

“Investors” shall mean the Spectrum Stockholders, the GA Stockholders the TCV Stockholders, the ABS Ventures Stockholders and the W Capital Stockholders, and the term “Investor” shall mean any Person that is a Spectrum Stockholder, GA Stockholder, TCV Stockholder, ABS Ventures Stockholder or W Capital Stockholder.

“ISS” shall have the meaning set forth in the Recitals.

“ISS Merger Sub” shall have the meaning set forth in the Recitals.

“ISS Investors” shall have the meaning set forth in the Recitals.

“Knowledge” shall mean the actual knowledge of the Company’s executive officers and directors.

“Material Adverse Effect” shall mean a material adverse effect on the business, assets, liabilities, properties, income, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Mergers” shall have the meaning set forth in the Recitals.

“Nominating Party” shall have the meaning set forth in Section 2.3(a) hereof.

“Notice of Acceptance” shall have the meaning set forth in Section 4.3(a) hereof.

“Observer” and “Observers” shall have the meanings set forth in Section 2.7(a) hereof.

“Offer” shall have the meaning set forth in Section 4.2(a) hereof.

“Offer Period” shall have the meaning set forth in Section 3.3(a) hereof.

“Offered Common Stock” shall have the meaning set forth in Section 3.3(a) hereof.

“Offered Securities” shall have the meaning set forth in Section 4.1 hereof.

“Option Plans” shall mean the Company’s 2007 Omnibus Incentive Compensation Plan and any other stock option or incentive compensation plan adopted and approved by the Board in accordance with the provisions of this Agreement.

“Original Agreement” shall have the meaning set forth in the Recitals.

“Participating Stockholder” and “Participating Stockholders” shall have the meanings set forth in Section 4.1 hereof.

“Permits” shall mean all permits, licenses, authorizations, certificates, consents, certificates of occupancy and approvals of Governmental Entities relating to the business of the Company as currently conducted.

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust or other legal entity.

“Pro Rata Share” shall mean, with respect to any Investor, the aggregate number of shares of Common Stock held by such Investor, divided by the total number of shares of Common Stock then held by all Investors, expressed as a percentage.

“Proposed Transferee” shall have the meaning set forth in Section 3.3(a) hereof.

“Qualified IPO” shall mean a sale by the Company of shares of Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act that (1) is at a per share public offering price (before underwriters’ discounts and expenses) of at least $18.75 (as adjusted for any stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares); (2) has aggregate gross proceeds to Company of at least $75,000,000 and (3) will result in the registration and trading of the Common Stock on the NASDAQ National Market or the New York Stock Exchange.

“Refused Securities” shall have the meaning set forth in Section 4.3(b) hereof.

“Registrable Securities” shall mean, from time to time, so long as such security is a Restricted Security:

(i)                                     the Shares;

(ii)                                  any other shares of Common Stock or Capital Stock acquired or owned by any Stockholder prior to the consummation of the Company’s initial public offering; and

(iii)                               any shares of Capital Stock of the Company issued in respect of the exchange or reclassification of the securities described in clauses (i) and (ii) above.

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 5.1, 5.2 and 5.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities laws or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, expenses of any special audits incident to or required by any such registration and the reasonable fees and disbursements of one counsel for all of the sellers of Restricted Securities (as a group), but excluding Selling Expenses.

“Representatives” shall have the meaning set forth in Section 6.5(b) hereof.

“Requisite Parties” shall have the meaning set forth in Section 3.5 hereof.

“Restricted Securities” shall mean any Registrable Securities, excluding any Registrable Securities that, with respect to any Stockholder, (i) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (ii) have been publicly sold pursuant to Rule 144 under the Securities Act or (iii) may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Stockholder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144(k) (or any successor provision then in effect) under the Securities Act.

“RMG” shall have the meaning set forth in the Recitals.

“RMG Merger Sub” shall have the meaning set forth in the Recitals.

“Sale” or “Sell” (or any derivative thereof), as to any Capital Stock, shall mean to sell, transfer, assign, distribute, encumber, grant a participation, lien or other security interest in, hypothecate, pledge, exchange or otherwise dispose of such Capital Stock, whether voluntarily, involuntarily or by operation of law or otherwise.

“Sale Notice” shall have the meaning set forth in Section 3.3(a) hereof.

“Securities Act” shall mean the Securities Act of l933, as amended, and any successor statute thereto.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Restricted Securities.

“Selling Stockholder” shall have the meaning set forth in Section 3.3(a) hereof.

“Shares” shall mean the shares of Common Stock owned by the Investors as of the date hereof.

“specified amount” shall have the meaning set forth in Section 3.4(a) hereof.

“Spectrum Designee” shall have the meaning set forth in Section 2.1(b)(i) hereof.

“Spectrum Observer” shall have the meaning set forth in Section 2.7(a) hereof.

“Spectrum Stockholders” means Spectrum Equity Investors IV, L.P., Spectrum Equity Investors Parallel IV, L.P., Spectrum Investment Managers’ Fund, L.P., any Affiliate thereof that, after the date hereof, acquires Capital Stock and any transferee thereof to whom shares of Capital Stock are transferred in accordance with the provisions of this Agreement, and the term “Spectrum Stockholder” shall mean any such Person.

“Stockholder” and “Stockholders” shall have the meaning set forth in the Introduction.

“Stockholders Agreement” shall have the meaning set forth in the Recitals.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

“TCV Designee” shall have the meaning set forth in Section 2.1(b)(i) hereof.

“TCV Stockholders” means TCV V, L.P. and TCV Member Fund, L.P., any Affiliate thereof that, after the date hereof, acquires Capital Stock and any transferee thereof to whom shares of Capital Stock are transferred in accordance with the provisions of this Agreement, and the term “TCV Stockholder” shall mean any such Person.

“Threshold Percentage” shall mean, as of any date of determination, shares of Capital Stock entitled to cast at least ten percent (10%) of the votes attributable to all then outstanding shares of Capital Stock (on a fully diluted basis); provided, that with respect to the TCV Stockholders only, “Threshold Percentage” shall mean the lesser of: (a) as of any date of determination, shares of Capital Stock entitled to cast at least ten percent (10%) of the votes attributable to all then outstanding shares of Capital Stock (on a fully diluted basis) and (b) one hundred percent (100%) of the Shares purchased by the TCV Stockholders; provided, further, that if at any time in connection with an issuance of Offered Securities the Investors and/or their Affiliates (other than the TCV Stockholders, ABS Ventures Stockholders and W Capital Stockholders) purchase their respective Basic Amounts of Offered Securities (whether pursuant to Section 4 or otherwise) and the TCV Stockholders and/or their Affiliates fail to so purchase their respective Basic Amounts (whether pursuant to Section 4 or otherwise; provided, that, if such issuance is not pursuant to Section 4, so long as the TCV Stockholders and/or their Affiliates have been afforded the opportunity to purchase such Basic Amount at the same price per share and on substantially the same terms as those offered to the Spectrum Stockholders and the GA Stockholders), then from and after such time “Threshold Percentage” shall mean with respect to the TCV Stockholders shares of Capital Stock entitled to cast at least ten percent (10%) of the votes attributable to all then outstanding shares of Capital Stock (on a fully diluted basis).

“Two Percent Stockholder” or “Two Percent Stockholders” means any holder or holders of shares of Capital Stock who at any time of determination owns two percent (2%) or more of the outstanding shares of Capital Stock on a fully diluted basis and who is a party to this Agreement and the Stockholders Agreement as of the date hereof, or who hereafter becomes a party to this Agreement and the Stockholders Agreement by executing and delivering an Instrument of Adherence, other than an Investor. The Two Percent Stockholders are listed on Schedule A hereto.

“Undersubscription Amount” shall have the meaning set forth in Section 4.2(a) hereof.

“Unpurchased Common Stock” shall have the meaning set forth in Section 3.3(c) hereof.

“W Capital Observer” shall have the meaning set forth in Section 2.7(a) hereof.

“W Capital Stockholders” means W Capital Partners, L.P. and W Capital Partners 2003, L.P., any Affiliate thereof that, after the date hereof, acquires Capital Stock and any transferee thereof to whom shares of Capital Stock are transferred in accordance with the provisions of this Agreement, and the term “W Capital Stockholder” shall mean any such Person.

SECTION  2

ELECTION OF DIRECTORS AND OTHER MATTERS

2.1           Board. At any time at which the stockholders of the Company will have the right to, or will vote for or consent in writing to, the election or removal of Directors, then, and in each such event, each Stockholder shall vote (or shall cause to be voted) all shares of Capital Stock (or, if applicable, consent or shall cause to be executed a written consent with respect to such shares) then owned by such Stockholder (whether owned of record or over which such Stockholder exercises voting rights) and shall take all other actions necessary, to ensure:

(a)           that the number of Directors constituting the entire Board shall be fixed at eight (8); and

(b)           that there shall be elected as members of the Board:

(i)            (A) one (1) individual designated by the Spectrum Stockholders (such individual so designated by the Spectrum Stockholders at any time is referred to as the “Spectrum Designee”), provided that the Spectrum Stockholders own in the aggregate on a combined basis at least the Threshold Percentage; (B) one (1) individual designated by the GA Stockholders (such individual so designated by the GA Stockholders at any time is referred to as the “GA Designee”), provided that the GA Stockholders own in the aggregate on a combined basis at least the Threshold Percentage; and (C) one (1) individual designated by the TCV Stockholders (such individual so designated by the TCV Stockholders at any time is referred to as the “TCV Designee”; the Spectrum Designee, the GA Designee and the TCV Designee are each referred to as a “Investor Designee” and collectively, the “Investor Designees”), provided that the TCV Stockholders own in the aggregate on a combined basis at least the Threshold Percentage; provided, that if any of the Spectrum Stockholders, the GA Stockholders or the TCV Stockholders, with respect to each such group, owns in the aggregate on a combined basis, less than the Threshold Percentage, the Director that would have been designated pursuant to this clause (i) by such group shall instead be nominated by Investors (other than the ABS Ventures Stockholders and the W Capital Stockholders) holding a majority of the outstanding shares of Common Stock then held by all Investors (other than the ABS Ventures Stockholders and the W Capital Stockholders) who then hold the applicable Threshold Percentage, or if none of the Investors (other than the ABS Ventures Stockholders and the W Capital Stockholders) so hold the applicable Threshold Percentage, then such directors shall be nominated instead by the holders of a majority of the then outstanding shares of Common Stock;

(ii)           two (2) individuals designated by the holders of a majority of the then outstanding shares of Common Stock (excluding for this purpose all shares of Common Stock held by the Investors), one of whom shall be at all times the Chief Executive Officer of the Company (each a “Common Designee” and collectively, the “Common Designees”); provided that if Marc Ethan Berman (“Berman”) is not the Chief Executive Officer of the Company, then, notwithstanding the provisions of this clause (ii), for so long as Berman owns at least the Threshold Percentage, Berman shall have the right to designate one (1) individual to serve as the non-Chief Executive Officer Common Designee;

(iii)          one (1) individual designated by the Spectrum Stockholders; provided that such individual is (A) Independent and (B) approved by either the GA Stockholders or the TCV Stockholders, which approval shall not be unreasonably withheld, delayed or conditioned (such individual so designated and approved is referred to as the “Investor Independent Designee”);

(iv)          one (1) individual designated by Berman; provided that (A) such individual is approved by the Investors, and (B) in the event that John M. Connolly ceases to be the ISS Director, as provided in Section 2.2(a) hereof, such individual shall be Independent (such individual referred to in the foregoing clause (A) or (B) is referred to as the “ISS Director”); and

(v)           one (1) individual designated by the unanimous vote of the Common Designees; provided that such individual is (A) Independent and (B) approved by any one of the Investor Designees, which approval shall not be unreasonably withheld, delayed or conditioned (such individual so designated and approved is referred to as the “Common Independent Designee”; the Investor Independent Designee and the Common Independent Designee are individually referred to as an “Independent Designee” and collectively referred to as the “Independent Designees”).

2.2           Initial Directors; Obligations of Company.

(a)           The initial Spectrum Designee designated and elected pursuant to Section 2.1(b)(i)(A) hereof shall be Chris Mitchell. The initial GA Designee designated and elected pursuant to Section 2.1(b)(i)(B) hereof shall be Rene M. Kern. The initial TCV Designee designated and elected pursuant to Section 2.1(b)(i)(C) hereof shall be Robert Trudeau. The initial Common Designees designated and elected pursuant to Section 2.1(b)(ii) hereof shall be (1) Berman, the Chief Executive Officer of the Company as of the date hereof, and (2) Peter Bernard. The initial Investor Independent Designee designated and elected pursuant to Section 2.1(b)(iii) hereof shall be Arthur Levitt. The initial ISS Director elected pursuant to Section 2.1(b)(iv) hereof shall be John M. Connolly. The initial Common Independent Designee designated and elected pursuant to Section 2.1(b)(v) hereof shall be Philip Duff.

(b)           Subject to the terms and conditions set forth herein, the Company shall cause the nominees designated in accordance with Section 2.1 hereof to be included as part of the slate of directors and to be recommended to, and elected by stockholders of the Company, at each annual meeting of stockholders of the Company, and at any special meeting of stockholders of the Company called for the election of directors.

2.3           Successor Directors.

(a)           A Director shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal. If an individual who has been elected as a Director shall cease to serve as a Director for any reason, the Persons with the right to designate such individual under Section 2.1(b) hereof, including, in the case of the Independent Designees, the consent rights of the individuals and groups specified in Sections 2.1(b)(iii) and 2.1(b)(v) with respect to the Independent Designees (a “Nominating Party”), shall have the right to designate a successor designee, and each of the other parties hereto shall vote or cause to be voted, or execute or cause to be executed a written consent with respect to, all shares of Capital Stock beneficially owned by such party as to which such party is entitled to vote or direct the vote in favor of such election. If a Nominating Party notifies the other parties hereto that it desires to remove its designee as a Director, each of the other parties hereto shall vote or cause to be voted, or execute or cause to be executed a written consent with respect to, all shares of Capital Stock beneficially owned by such party in favor of such removal. If a Nominating Party notifies the Company that it desires to remove the individual Director serving as its designee on the Board and/or designate an individual to succeed such individual by means of stockholder vote, the Company shall, at the request of such Nominating Party, use its best efforts to ensure that a meeting of stockholders of the Company is promptly called for such purpose.

(b)           In the event a designation is not made pursuant to Section 2.1(b) hereof, as applicable, the Stockholders will use their best efforts to ensure that such position on the Board shall be left vacant until a nominee is so designated as provided herein.

2.4           Proxy. If any Stockholder shall refuse to vote the Capital Stock held by it as provided in any of the foregoing provisions of this Section 2 at any meeting of stockholders of the Company, or shall refuse to give its written consent in lieu of a meeting, thereupon, without further action by such Stockholder, the Chief Executive Officer of the Company shall be, and hereby is, irrevocably constituted the attorney-in-fact and proxy of such Stockholder (such proxy coupled with an interest in the shares of Capital Stock being voted), for the term of this Agreement, for the purpose of voting, and shall vote such shares of Capital Stock at such meeting as provided in the foregoing provisions of this Section 2 or give such consent, as the case may be.

2.5           Committees. The Company shall maintain an Audit Committee and a Compensation Committee of the Board (collectively, the “Committees,” and each individually, a “Committee”) as follows:

(a)           The Compensation Committee shall consist of at least three (3) Directors appointed by the Board, the members of which shall be as follows: (1) the Spectrum Designee, provided that the Spectrum Stockholders hold more Shares than the TCV Stockholders, provided, further, that if the TCV Stockholders hold more Shares than the Spectrum Stockholders, then the TCV Designee shall serve on such Committee; (2) the GA Designee, provided that the GA Stockholders hold more Shares than the TCV Stockholders, provided, further, that if the TCV Stockholders hold more Shares than the GA Stockholders, then the TCV Designee shall serve on such Committee; and (3) the non-Chief Executive Officer Common Designee, provided that if no person is serving as the non-Chief Executive Officer Common Designee, then the Common Independent Designee. The Compensation Committee shall be governed by a charter, which shall be prepared by such Committee within 45 days of the date hereof and which shall be subject to  the approval of the Board, which charter shall provide, among other things, that the Compensation Committee shall be responsible for: (i) reviewing and approving the granting of options to purchase shares of Common Stock of the Company under the Option Plans including a framework for issuing options to purchase shares of Common Stock to newly hired employees that shall not be subject to the approval of the Board or the Compensation Committee; and (ii) establishing, reviewing and approving the salary, bonuses, employee benefits and other employee compensation of any nature for management of the Company.

(b)           The Audit Committee shall consist of at least three (3) Directors appointed by the Board, the members of which shall be as follows:  (1) the Spectrum Designee, provided that the Spectrum Stockholders hold more Shares than the TCV Stockholders, provided further that if the TCV Stockholders hold more Shares than the Spectrum Stockholders, then the TCV Designee shall serve on such Committee; (2) the GA Designee, provided that the GA Stockholders hold more Shares than the TCV Stockholders, provided further that if the TCV Stockholders hold more Shares than the GA Stockholders, then the TCV Designee shall serve on such Committee; and (3) the non-Chief Executive Officer Common Designee provided that if no person is serving as the non-Chief Executive Officer Common Designee, then the Common Independent

Designee. The Audit Committee shall be governed by a charter, which shall be prepared by such Committee within ninety (90) days of the date hereof and which shall be subject to  the approval of the Board, which charter shall provide, among other things, that the Audit Committee shall be responsible for: (i) making recommendations to the Board as a whole on the selection of outside auditors, (ii) reviewing audit procedures and results with the Company’s auditors, (iii) considering any matters arising from an audit to be brought to the attention of the Board, and (iv) addressing such other matters as are set forth in the Company’s Bylaws, as amended, or as normally within the purview of a corporation’s audit committee.

2.6           Approval of Certain Transactions.

(a)           Without the approval of at least a majority of the Board (which approval shall include the affirmative vote or consent of at least one (1) Investor Designee), the Company and its Subsidiaries will not take any of the following actions:  (i) enter into any Contract (other than Contracts relating to options to purchase shares of Common Stock that are approved pursuant to Section 2.5(a) hereof) pursuant to which the Company or any Subsidiary is to make or receive payments in excess of $2 million, provided that no such approval shall be required if the Directors are given (x) sufficient information and detail regarding such Contract and (y) adequate time to review and consider such information, in each case, before the Company or such Subsidiary enters into, or otherwise becomes bound by, any such Contract and no Director has raised any objections thereto on or before the third day prior to the proposed date of execution of any such Contract or the date on which the Company or any Subsidiary will become bound thereby; (ii) incur or authorize the incurrence of Indebtedness if the incurrence of such Indebtedness, together with existing Indebtedness of the Company and its Subsidiaries, exceeds in the aggregate 110% of the total Indebtedness set forth in the Annual Budget that was approved in accordance with Section 2.6(b)(i) hereof with respect to the Fiscal Year in which such additional Indebtedness is authorized; or (iii) incur or authorize capital expenditures in any Fiscal Year if the incurrence of such capital expenditures, together with any other capital expenditures incurred or authorized during such Fiscal Year by the Company and its Subsidiaries exceeds in the aggregate 110% of  the total capital expenditures set forth in the Annual Budget that was approved in accordance with Section 2.6(b)(i) below with respect to such Fiscal Year in which such additional capital expenditure is authorized.

(b)           Without the approval of at least six (6) Directors, the Company and its Subsidiaries will not take any of the following actions:  (i) approve the Annual Budget; (ii) enter into any Contract (other than Contracts relating to options to purchase shares of Common Stock that are approved pursuant to Section 2.5(a) hereof) pursuant to which the Company or any Subsidiary is to make or receive payments in excess of $5 million, provided that no such approval shall be required if the Directors are given (x) sufficient information and detail regarding such Contract and (y) adequate time to review and consider such information, in each case, before the Company or such Subsidiary enters into, or otherwise becomes bound by, any such Contract and no Director has raised any objections thereto on or before the third day prior to the proposed date of execution of any such Contract or the date on which the Company or any Subsidiary will become bound thereby; (iii) issue or sell Offered Securities; (iv) enter into, or agree to enter into, a Change of Control transaction (including any transaction pursuant to Section 3.5 hereof); (v) amend, alter or repeal any provision of the Company’s certificate of incorporation or Bylaws; (vi) amend, modify or change the Company’s or any Subsidiary’s accounting procedures and internal control procedures; (vii) dismiss or replace the Company’s independent accountants; (viii) materially change the nature of the Company’s or any Subsidiary’s business; (ix) amend, alter or repeal any provision of any Option Plan or adopt a new Option Plan; (x) authorize the Company or any Subsidiary to acquire all or any interest in any Person or establish or invest in any joint venture, in each case, where the value of such transaction is greater than $5 million; (xi) amend, modify or waive any provision of the Stockholders Agreement; or (xii) amend, modify or waive any provision of this Agreement; provided, however, the provisions of this Section 2.6(b)(xii) shall not apply to the waiver of the applicability of Sections 3.3 and 3.4 hereof in connection with a Sale by the Investors, and such waiver need only be approved by at least four (4) Directors.

2.7           Observer Rights.

(a)           For so long as any of the Spectrum Stockholders, the ABS Ventures Stockholders, the W Capital Stockholders or the GA Stockholders, hold shares of Common Stock, the Company shall permit, as the case may be, one representative of the Spectrum Stockholders (the “Spectrum Observer”), one representative of the ABS Ventures Stockholders (the “ABS Ventures Observer”), one representative of the W Capital Stockholders (the “W Capital Observer”) and one representative of the GA Stockholders (the “GA Observer”; the Spectrum Observer, the ABS Ventures Observer, the W Capital Observer and the GA Observer are each an “Observer”, and collectively the “Observers”) to attend, in a non-voting observer capacity, each meeting of the Board. Each of the Spectrum Stockholders, the ABS Ventures Stockholders, the W Capital Stockholders and the GA Stockholders may remove its Observer or appoint an Observer if a vacancy in such position occurs for any reason by delivery of a written notice to the Secretary of the Company.

(b)           The Secretary of the Company and/or the Board will give each Observer oral or written notice of each meeting of the Board (whether annual or special) at the same time and in the same manner as oral or written notice is given to the Directors (which notice may be waived by each Observer). Notwithstanding the foregoing, if an Observer attends (or, in the case of a telephonic meeting, listens by telephone to) any such meeting of the Board, then such Observer shall be deemed to have had proper notice of such meeting. The Company will permit the Observers to attend (or, in the case of a telephonic meeting, to listen by telephone to) each meeting of the Board as non-voting observers. The Company shall provide each Observer all written materials and other information (including copies of meeting minutes) given to the members of the Board in connection with any such meeting at the same time as such information is delivered to the members of the Board and, if an Observer does not attend (or, in the case of a telephonic meeting, does not listen by telephone to) a meeting of the Board, such Observer will be entitled, upon request, to receive the written minutes or an oral summary of the meeting from the Secretary of the Company. If the Company takes any action by written consent of the Board in lieu of a meeting of the Board, then the Company shall give prompt written notice of such action to the Observers. In all cases where notice, meeting materials or minutes would otherwise be required to be delivered to an Observer or where an Observer would be permitted to attend a meeting under this Section 2.7(b), the Company reserves the right not to provide notice, meeting materials or minutes relating to and to exclude Observers from any meeting or portion thereof if the Board determines in good faith that the delivery of such information or attendance at such meeting by such Observer would result in disclosure of trade secrets to such Observer or would adversely affect the attorney-client privilege between the Company and its counsel. Notwithstanding anything to the contrary set forth in this Agreement, at any meeting of the Board, the Board shall have the right, in its sole discretion, to convene an executive session, and no Observer shall have the right to attend or otherwise participate in such session.

(c)           The initial Spectrum Observer shall be William P. Collatos, the initial ABS Ventures Observer shall be Pierre Suhrcke, the initial W Capital Observer shall be Stephen Wertheimer and the initial GA Observer shall be Alex Chulack.

(d)           Notwithstanding anything to the contrary set forth in this Agreement, the ABS Ventures Stockholders and the W Capital Stockholders shall automatically and permanently lose their respective rights to have an Observer under this Section 2.7 if at any time the ABS Ventures Stockholders or the W Capital Stockholders, as the case may be, fail to hold at least the number (as adjusted for any stock splits, reverse stock splits, consolidations, recapitalizations or the like) of shares of Common Stock that each such group owns as of the date hereof.

SECTION  3

RESTRICTIONS ON TRANSFER OF CAPITAL STOCK

3.1           Limitations. Each Stockholder hereby agrees that it shall not at any time during the term of this Section 3, Sell any Capital Stock except:

(a)           by Sale in accordance with this Section 3;

(b)           by Sale to a member of such Stockholder’s Group or, to the extent such Stockholder is a natural person or a Family Trust, solely for financial planning; provided, that (i) such transferee becomes a party to this Agreement by executing and delivering to the Company an Instrument of Accession in substantially the form of Annex I hereto; and (ii) such a Sale shall not be permitted when such Sale (by itself or when viewed as one of a series of related transactions) would result in the circumvention of any of the provisions of this Section 3;

(c)           by Sale to the public pursuant to Section 5 hereof;

(d)           GapStar, LLC may pledge or otherwise grant a security interest in all or a portion of its Shares of Capital Stock owned by it in favor of any financial institution to secure certain obligations of GapStar, LLC to such institution; or

(e)           by Sale in accordance with the put right, if any, set forth in the Amended and Restated Services Agreement by and between the Company and Berman.

3.2           Securities Laws. Notwithstanding any other provisions of this Section 3, any Sale of all or part of the Capital Stock held by any Stockholder may only be made if:

(a)           such Sale would not result in a violation of applicable law, including the Securities Act and any state securities or “Blue Sky” laws applicable to the Company or the Capital Stock to be Sold;

(b)           such Sale would not result in the Company being required to register under section 12(g) of the Exchange Act, except in the case of a Qualified IPO or exercise by any Stockholder of any registration rights to which it is entitled; and

(c)           if requested by the Board, the Stockholder shall have provided an opinion of counsel satisfactory to the Board as to the matters set forth in this Section 3.2 and such other matters as the Board may reasonably request.

3.3           Sales by Stockholders. Except as otherwise expressly provided herein, each Stockholder hereby agrees that it shall not Sell any Common Stock except in accordance with the following procedures:

(a)           If a Stockholder (the “Selling Stockholder”) desires to Sell such holder’s Common Stock, in whole or in part, to a third party (a “Proposed Transferee”), the Selling Stockholder shall first deliver to the Company and to each Investor a written offer (the “Sale Notice”) to sell such shares of Common Stock (the “Offered Common Stock”) to the Company and the Investors on the terms and conditions, including price, not less favorable to the Company and the Investors than those on which the Selling Stockholder proposes to sell such Offered Common Stock to the Proposed Transferee. The Sale Notice shall disclose (i) the identity of the Proposed Transferee; (ii) the number of shares of Offered Common Stock proposed to be sold; (iii) the total number of shares of Capital Stock owned by the Selling Stockholder; and (iv) the terms and conditions, including the proposed cash purchase price, of the proposed Sale, and any other material facts relating to the proposed Sale, and shall be accompanied by a copy of the offer from the Proposed Transferee, if such offer is in writing. The Sale Notice shall be irrevocable for a period of thirty (30) days after delivery thereof to the Company and the Investors (the “Offer Period”).

(b)           During the first fifteen (15) days of the Offer Period, the Company shall have the exclusive option to purchase all or any part of the Offered Common Stock so offered at the purchase price and on the terms set forth in the Sale Notice. Such acceptance shall be made by delivering a written Notice of Acceptance to the Selling Stockholder and the Investors as to the number of Offered Common Stock that the Company is electing to purchase within the aforesaid 15-day period. The decision of the Company to purchase all or any part of such Offered Common Stock shall be made by the vote of a majority of the Board (excluding any Director who is a designee of the Selling Stockholder).

(c)           During the next ten (10) days of the Offer Period, if the Company has not elected to purchase all of the Offered Common Stock as set forth in Section 3.3(b) above (such unpurchased shares, the “Unpurchased Common Stock”), each Investor shall have the option to purchase all or any part of its Pro Rata Share (as among all Investors excluding the Selling Stockholder, if applicable) of the Unpurchased Common Stock at the purchase price and on the terms set forth in the Sale Notice. Such acceptance shall be made by delivering a written Notice of Acceptance to the Selling Stockholder, the Company and each other Investor as to the number of shares of Unpurchased Common Stock that such Investor is electing to purchase within the aforesaid 10-day period. Each Investor shall have the right to assign its rights under this Section 3.3 to any of its Affiliates; provided, that, if any such Affiliate acquires any Offered Common Stock pursuant to this Section 3.3, then such assignee shall become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in substantially the form of Annex I attached hereto.

(d)           During the next five (5) days of the Offer Period, if any Investor shall fail to accept, or shall reject in writing, up to the maximum amount of its Pro Rata Share of the Unpurchased Common Stock pursuant to Section 3.3(c) above, then, upon the earlier of the expiration of such 5-day period, or the receipt of Notices of Acceptance or written rejections of such offer from all Investors, the then remaining Unpurchased Common Stock (the “Additional Unpurchased Common Stock”) shall be reoffered to all other Investors, if any, which shall have accepted their Pro Rata Share of such original offer pursuant to Section 3.3(c) above. Such subsequent offer shall be on the terms and subject to acceptance in the manner provided in Section 3.3(c) above, except that the Investors receiving such subsequent offer shall have:  (A) the right and option to accept such offer with respect to up to all of the Additional Unpurchased Common Stock in accordance with their respective Pro Rata Share (as among all Investors eligible under this subclause (A) to purchase Additional Unpurchased Common Stock) for a period of five (5) days; and (B) the further right and option to offer, in any Notice of Acceptance, to purchase any of such Additional Unpurchased Common Stock, in which case, such Additional Unpurchased Common Stock shall be deemed to have been offered to and accepted by the Investors which have exercised their option under this Section 3.3(d) in accordance with their respective Pro Rata Share (as among all Investors exercising their option under this subclause (B)), and on the above-described terms and conditions.

(e)           The closing of purchases of Offered Common Stock by the Company and the Investors, to the extent applicable, pursuant to this Section 3.3 shall take place no later than sixty (60) days from the expiration of the Offer Period, at 10:00 A.M. local time at the principal offices of the Company, or at such other date, time or place as the parties to the Sale may agree. At the closing, the Selling Stockholder shall Sell to the purchasers full right, title and interest in and to the Offered Common Stock purchased by those purchasers, free and clear of all liens, security interests, adverse claims or restrictions of any kind and nature (except as otherwise set forth in this Agreement). Simultaneously with such transfer of title, each purchaser of the Offered Common Stock shall deliver to the Selling Stockholder, by check or wire transfer of immediately available funds to such bank account as the Selling Stockholder shall designate, a cash amount equal to the product of the price per share specified in the Sale Notice and the number of Offered Common Stock being acquired by such purchaser, in full payment of the purchase price of the Offered Common Stock purchased.

(f)            If, in the aggregate, the Company and the Investors have not elected to purchase all of the Offered Common Stock within the Offer Period, the Selling Stockholder:  (i) shall be under no obligation to sell any of the Offered Common Stock to the Company or any Investor, unless the Selling Stockholder so elects; and (ii) may, within ninety (90) days from the expiration of the Offer Period, and subject to the provisions of Section 3.4 hereof, Sell the then-remaining Offered Common Stock to the Proposed Transferee pursuant to the terms of the Sale Notice (or, at the Selling Stockholder’s option, at a price that is higher than the price set forth in the Sale Notice but otherwise on the terms set forth therein). Upon any such Sale, the Proposed Transferee to whom Offered Common Stock is transferred shall become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in substantially the form of Annex I hereto, shall be a “Stockholder” under this Agreement and shall otherwise be subject to the provisions of this Agreement. Subject to the other provisions of this Agreement, any Proposed Transferee to whom Offered Common Stock is transferred pursuant to and in compliance with this Section 3.3 shall succeed to the rights and obligations of the Selling Stockholder under this Agreement. If the Selling Stockholder does not complete the Sale of the Offered Common Stock within such 90-day period, the provisions of this Section 3.3 shall again apply, and no Sale of such Offered Common Stock by the Selling Stockholder shall be made otherwise than in accordance with the terms of this Agreement.

3.4           Co-Sale Rights.

(a)           If (i) the aggregate number of shares of Offered Common Stock has not been purchased pursuant to Section 3.3, and (ii) the Selling Stockholder still proposes to Sell such unpurchased shares of Offered Common Stock to the Proposed Transferee, each Investor shall have the right to sell to the Proposed Transferee, as a condition to such sale by the Selling Stockholder, at the same price per share and on the same terms and conditions as applicable to the Selling Stockholder and the shares of Offered Common Stock to be sold by the Selling Stockholder, its “specified amount” of the shares proposed to be sold to the Proposed Transferee. The “specified amount” of shares which an Investor shall be entitled to sell to the Proposed Transferee shall be that number of shares as shall equal the number of shares of Common Stock proposed to be sold to the Proposed Transferee, multiplied by a fraction, the numerator of which is the aggregate of all shares of Common Stock which are then held by such Investor, and the denominator of which is the aggregate of all shares of Common Stock which are then held by the Selling Stockholder and all Investors which have elected to participate in any sale in accordance with this Section 3.4.

(b)           Each Selling Stockholder who wishes to make a Sale to a Proposed Transferee which is subject to this Section 3.4 shall, after complying with the provisions of Section 3.3, give to each Investor written notice of such proposed Sale, and, if applicable, stating that all Offered Common Stock were not purchased pursuant to the offer described in Section 3.3. Such written notice shall be given at least fifteen (15) days prior to the date of the proposed Sale to the Proposed Transferee. Each Investor wishing to so participate in any Sale under this Section 3.4 shall notify the Selling Stockholder in writing of such intention within fifteen (15) days after delivery of the notice described in the preceding sentence.

(c)           The Selling Stockholder and each participating Investor shall sell to the Proposed Transferee all, or at the option of the Proposed Transferee, any part of the shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Sale Notice; provided, however, that any purchase of less than all of such shares by the Proposed Transferee shall be made from the Selling Stockholder and each participating Investor pro rata based upon the relative number of the shares that the Selling Stockholder and each participating Investor is otherwise entitled to sell pursuant to Section 3.4(a).

(d)           If any shares of Common Stock are sold pursuant to this Section 3.4 to any purchaser who is not a party to this Agreement, as a precondition of such Sale, the purchaser of such shares shall become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in substantially the form of Annex I hereto, shall be a “Stockholder”

under this Agreement, shall be subject to the provisions of this Agreement and such shares shall continue to be subject to the provisions of this Agreement.

(e)           The parties hereto acknowledge the provisions of Section 5.1(d) of the Stockholders Agreement.

3.5           Drag-Along Rights.

(a)           In the event that holders of at least 50% of the then issued and outstanding shares of Common Stock (the “Requisite Parties”) approve a bona fide written offer that proposes a Change of Control transaction that is approved by the Board pursuant to Section 2.6(b) hereof, then each Stockholder shall take all action necessary or expedient to approve and consummate such transaction (including the replacement of any Director, if necessary) and shall consent to and vote its shares of Capital Stock for such Change of Control transaction, and if such Change of Control transaction is structured as (i) a merger, consolidation, reorganization or similar business transaction involving the Company or a sale, license, lease or disposition of all or substantially all of the Company’s assets, each Stockholder shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger, consolidation or sale, license, lease or disposition, or (ii) a sale of the stock of the Company, each Stockholder shall agree to sell its shares of Capital Stock on the terms and conditions approved by the Requisite Parties.

(b)           If a Stockholder fails or refuses to vote or sell its shares of Capital Stock as required by this Section 3.5, then such party hereby irrevocably constitutes and appoints the Requisite Parties and any representative or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority (such power and authority coupled with an interest in the shares of Capital Stock) in the place and stead of such Stockholder and in the name of such party or in its own name, for the purpose of carrying out the terms of this Section 3.5, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 3.5. Such Stockholder hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

(c)           At the closing of the Change of Control transaction, (i) if required by the definitive agreements governing such Change of Control transaction, the Stockholders shall deliver certificates representing the Capital Stock being sold, duly endorsed for transfer, and such Capital Stock shall be free and clear of any liens, encumbrances and adverse claims (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Stockholders shall so represent and warrant, and shall further represent and warrant that they are the sole beneficial and record owner of such Capital Stock; (ii) the purchaser in such Change of Control transaction or a paying agent (if so provided in the definitive agreements governing such Change of Control transaction) shall deliver to the Stockholders payment in full in immediately available funds for the shares of Capital Stock purchased by it; and (iii) the parties to such Change of Control transaction shall execute such additional documents as are otherwise necessary or appropriate to effectuate the Change of Control transaction; provided, however, that, notwithstanding anything to the contrary in this Agreement, none of the Stockholders shall be obligated to make any representations, warranties, covenants (other than reasonable covenants regarding confidentiality, publicity and similar matters) or indemnities with respect to the business of the Company or any Subsidiary in any document delivered in connection with such Change of Control transaction, except that to the extent that the purchaser in such Change of Control transaction requires, as a condition to such Change of Control transaction, that a portion of the purchase price paid in such Change of Control transaction be placed in escrow to secure the Company’s obligations arising from a breach of its representations, warranties and/or covenants in the definitive agreement governing such Change of Control transaction, the Stockholders shall participate in such escrow on a pro rata basis calculated based upon the amount of the purchase price paid to each such Stockholder, provided that in no event shall any Stockholder’s indemnification obligations under a Change of Control transaction exceed the proceeds payable to such Stockholder. Each Stockholder shall receive the same form and amount of consideration as the Requisite Parties receive in connection with such Change of Control transaction, except to the extent necessary to comply with applicable securities laws, in which case, such Stockholder shall instead receive a cash payment of equal value.

(d)           The parties hereto acknowledge the provisions of Section 5.1(e) of the Stockholders Agreement.

SECTION  4

SALE OF SECURITIES BY THE COMPANY

4.1           Restriction on Sale or Issuance of Offered Securities. The Company shall not issue, Sell or exchange, agree or obligate itself to issue, Sell or exchange, or reserve or set aside for issuance, Sale or exchange, any (a) shares of Common Stock; (b) any other equity security of the Company; (c) any debt security of the Company (other than debt with no equity feature), including, without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company; (d) any security of the Company that is a combination of debt and equity; or (e) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless, in each case, the Company shall have first offered to sell such securities (the “Offered Securities”) to the Investors, the Two Percent Stockholders and Berman (the Investors, the Two Percent Stockholders and Berman are sometimes hereinafter referred to as a “Participating Stockholder” and collectively the “Participating Stockholders”) in accordance with the provisions set forth in this Section 4.

4.2           Rights Generally; Exclusions.

(a)           Each Participating Stockholder shall have the right to purchase: (i) a number of Offered Securities equal to, immediately prior to the issuance of such Offered Securities, a percentage which expresses the ratio between (x) the number of shares of Capital Stock (on a fully diluted basis) owned at such time by such Participating Stockholder, and (y) the aggregate number of shares of Capital Stock (on a fully diluted basis) then owned by all Participating Stockholders at such time (the “Basic Amount”), and (ii) such additional portion of the Offered Securities as such Participating Stockholder shall indicate it will purchase should the other Participating Stockholders subscribe for less than their Basic Amounts (the “Undersubscription Amount”), at a price and on such other terms as shall have been specified by the Company in a writing delivered to such Participating Stockholder (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period of fifteen (15) days from receipt of the Offer.

(b)           Notwithstanding anything set forth in this Section 4, the Participating Stockholders shall not have the right to participate in any offering of the following securities:  (i) any shares of Capital Stock issued to a strategic partner as an equity incentive where (A) the primary purpose is not financing and (B) such issuance has been approved by a majority of the Board; (ii) any shares of Capital Stock or options to purchase Capital Stock (including any shares of Capital Stock issued or issuable upon exercise of any such options) issued pursuant to the Option Plans provided that the issuance of such shares of Capital Stock or the granting of such options to purchase shares of Capital Stock has been approved pursuant to Section 2.5(a) hereof and adoption of such Option Plan has been approved pursuant to Section 2.6(b)(ix) hereof; (iii) any shares of Capital Stock issued upon stock splits, subdivisions, combinations, stock dividends, or similar recapitalizations; (iv) any shares of Capital Stock issued pursuant to public offerings registered under the Securities Act; (v) Capital Stock issued to banks, landlords, lenders or equipment lessors in connection with debt financing approved by a majority of the Board; and (vi) any shares of Capital Stock the issuance of which is approved by the Board pursuant to Section 2.6(b)(x) hereof.

4.3           Procedures.

(a)           Notice of each Participating Stockholder’s intention to accept, in whole or in part, any Offer made pursuant to Section 4.2(a) shall be evidenced by a writing signed by such Participating Stockholder and delivered to the Company prior to the end of the 15-day period of such Offer, setting forth such of the Participating Stockholder’s Basic Amount as such Participating Stockholder elects to purchase and, if such Participating Stockholder shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Participating Stockholder wishes to purchase (the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Participating Stockholders are less than the total Offered Securities, then each Participating Stockholder who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Participating Stockholder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Participating Stockholder bears to the total Undersubscription Amounts subscribed for by all Participating Stockholders, subject to rounding by the Board to the extent it reasonably deems necessary.

(b)           (i) In the event that Notices of Acceptance are not given by the Participating Stockholders in respect of all the Offered Securities, the Company shall have ninety (90) days from the expiration of the period set forth in Section 4.2(a) to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Participating Stockholders (the “Refused Securities”) to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

(ii)           In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.3(b)(i) above), then each Participating Stockholder may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its Notice of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Participating Stockholder elected to purchase pursuant to Section 4.3(a) multiplied by a fraction, (A) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (B) the denominator of which shall be the amount of all Offered Securities initially proposed to be sold by the Company. In the event that any Participating Stockholder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Participating Stockholders in accordance with this Section 4.

(iii)          Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all or less than all the Refused Securities, the Participating Stockholders shall purchase from the Company, and the Company shall sell to the Participating Stockholders, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.3(b)(ii) if the Participating Stockholders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Participating Stockholders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Participating Stockholders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Company and the Participating Stockholders and their respective counsels.

(c)           In each case, any Offered Securities not purchased by the Participating Stockholders or other Person or Persons in accordance with this Section 4 may not be sold or otherwise disposed of until they are again offered to the Participating Stockholders  under the procedures specified in this Section 4.

(d)           Each Participating Stockholder shall have the right to assign its rights under this Article 4 to any of its Affiliates; provided that, if any such Affiliate acquires any Offered Securities pursuant to this Article 4, then such assignee shall become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in substantially the form of Annex I hereto.

SECTION  5

REGISTRATION RIGHTS

5.1           Required Registration.

(a)           At any time after 180 days after the closing of the Company’s initial public offering of securities, Investors (other than the ABS Ventures Stockholders and the W Capital Stockholders) that hold at least 50% of the Restricted Securities then held by all Investors (other than the ABS Ventures Stockholders and the W Capital Stockholders) may by written notice to the Company request the Company to register under the Securities Act all or any portion of the shares of Restricted Securities held by such requesting holder or holders for sale in the manner specified in such notice, provided that the shares of Restricted Securities for which registration has been requested have a reasonably anticipated aggregate price to the public in excess of $15,000,000. The only securities which the Company shall be required to register pursuant to Sections 5.1, 5.2 and 5.3 shall be shares of Common Stock.

(b)           Within five (5) business days after the Company’s receipt of a notice under Section 5.1(a), the Company shall notify all holders of Restricted Securities from whom notice has not been received. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in any notice from requesting holders, the number of shares of Restricted Securities specified in such notice (and in all notices received by the Company from other holders of Restricted Securities within thirty (30) days after the giving of such notice by the Company in accordance with Section 8.6 hereof). If such method of disposition shall be an underwritten public offering, the Company shall designate the managing underwriter of such offering, subject to the approval of the holders of a majority of the shares of Restricted Securities held by the holders of Restricted Securities to be sold in such offering, which shall not be unreasonably withheld, conditioned or delayed. In the event that any registration pursuant to this Section 5.1 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Securities to be included in such an underwriting may be reduced (pro rata among all holders of Restricted Securities participating in such registration based upon the number of shares of Restricted Securities owned by such holders) if and to the extent that the managing underwriter shall in good faith determine that such reduction is necessary; provided, however, that the number of shares of Restricted Securities held by such holders to be included in such underwriting shall not be reduced unless (i) first all other securities of the Company (other than the securities being registered by the Company) and (ii) second all Restricted Securities held by all Stockholders (other than the Investors (other than the ABS Ventures Stockholders and the W Capital Stockholders)) are, in each case, first entirely excluded from such underwriting. The Company shall be obligated to register, pursuant to this Section 5.1, Restricted Securities on three (3) occasions only; provided, however, that, except as provided for herein, in each case, such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

(c)           In any registration statement requested pursuant to this Section 5.1, the Company shall be entitled to include, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account. If such method of disposition shall be an underwritten public offering and in the opinion of the managing underwriter such inclusion would adversely affect the marketing of the Restricted Securities to be sold, then the Company shall reduce the number of shares of Common Stock to be sold by the Company for its own account to that number which, in the opinion of the managing underwriter, would not adversely affect the marketing of the Restricted Securities requested to be sold. Except for registration statements on Form S-4 or Form S-8, or any successor thereto, the Company shall not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 5.1 until the completion of the period of distribution contemplated thereby.

5.2           Incidental Registration. If the Company at any time (other than pursuant to Section 5.1 or 5.3) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4 or S-8 or another form not available for registering the Restricted Securities for sale to the public or in connection with a Rule 145 transaction), each such time it will give written notice to all holders of Restricted Securities of its intention so to do (which request shall state the intended method of disposition of such securities). Upon the written request of any such holder, received by the Company within thirty (30) days after the giving of any such notice by the Company in accordance with Section 8.6 hereof, to register any of its shares of Restricted Securities, the Company will use its best efforts to cause the Restricted Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Securities so registered. In the event that any registration pursuant to this Section 5.2 shall be, in whole or in part, an underwritten public offering of Common Stock, and the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first, to the Company if the registration is for the Company’s account or to the security holders for whose account the registration is made, and for the account of both, the Company and such security holders, on a pro rata basis; second, to the holders of Restricted Securities requesting to register shares in such underwritten public offering on a pro rata basis based on the total number of shares of Restricted Securities held by such holders requesting to register shares in such underwritten public offering provided that the ABS Ventures Stockholders and the W Capital Stockholders shall be entitled to participate in such registration pursuant to this clause only if all other holders of Restricted Securities are allowed to register the entire amount of shares of Restricted Securities sought to be registered by such holders; and third, to any stockholder of the Company (other than a holder of Restricted Securities) on a pro rata basis. Notwithstanding the foregoing provisions, the Company shall have the right to postpone or withdraw any registration statement referred to in this Section 5.2 without thereby incurring any liability to the holders of Restricted Securities.

5.3           Registration on Form S-3. If at any time (i) any Stockholder requests that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Securities held by such requesting holder or holders, the reasonable anticipated aggregate price to the public which would exceed $5,000,000 (based on the then current public market price) and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Securities specified in such notice. Whenever the Company is required by this Section 5.3 to use its best efforts to effect the registration of Restricted Securities, each of the procedures and requirements of Section 5.1 (including, but not limited to, the requirement that the Company notify all holders of Restricted Securities from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration; provided, however, that there shall be no limitation on the number of registrations on Form S-3 or any successor thereto which may be requested and obtained pursuant to this Section 5.3; provided, further, that the Company shall not be required to effect more than two registrations pursuant to this Section 5.3 within any 12 month period; and provided, further, that the requirements contained in the first sentence of Section 5.1(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 5.3.

5.4           Limitations. The Company shall not be required to effect any registration within 180 days after the effective date of any other registration statement covering a firm commitment underwritten public offering in which the holders of Restricted Securities shall have been entitled to join pursuant to Section 5.2 or 5.3 and in which there shall have been effectively registered all shares of Restricted Securities as to which registration shall have been requested. If at the time of any request to register Restricted Securities by Investors pursuant to Section 5.1 or 5.3, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Board, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 120 days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

5.5           Registration Procedures. If and whenever the Company is required by the provisions of Section 5.1, 5.2 or 5.3 to use its best efforts to effect the registration of any shares of Restricted Securities under the Securities Act, the Company will, as expeditiously as possible:

(a)           prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 5.1, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Securities covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c)           furnish to each seller of Restricted Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus), and any amendments or supplements to any of the foregoing, as such seller reasonably may request in order to facilitate the public sale or other disposition of the Restricted Securities covered by such registration statement;

(d)           use its best efforts to register or qualify the Restricted Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions in the United States as the sellers of Restricted Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)           use its best efforts to list the Restricted Securities covered by such registration statement with any securities exchange or over-the-counter market on which the Common Stock is then listed or quoted, as the case may be;

(f)            provide a transfer agent and registrar for all such shares of Restricted Securities, not later than the effective date of such registration statement;

(g)           as promptly as practicable notify each seller of Restricted Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h)           if the offering is underwritten and at the request of any seller of Restricted Securities, use its best efforts to furnish on the date that Restricted Securities is delivered to the underwriters for sale pursuant to such registration:  (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that such registration statement has become effective under the Securities Act and substantially to the effect that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein), (C) nothing has come to the attention of such counsel during the course of their representation of the Company that leads them to believe that the registration statement, the related prospectus or any amendment or supplement thereof (except as to the financial statements (including the notes thereto) and schedules and other financial and statistical data contained or incorporated by reference therein as to which such counsel need not express any opinion or belief) at the time the registration statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the prospectus as of its date or the date on which the shares being offered are sold to the underwriters, or any later date on which the underwriters purchase shares subject to an over allotment option, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no comment, opinion or belief as to any financial statements (including the notes thereto) and schedules and other financial or statistical data contained in the registration statement, the related prospectus or any amendment or supplement thereof), and (D) to such other effects as are customary and reasonably may be requested by counsel to the underwriters or by such seller or its counsel (it being understood that if a change in the laws of the United States has occurred, such opinion shall be in a form then customary for an underwritten public offering); and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

(i)            make available, upon reasonable notice, for inspection by each seller of Restricted Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent for purposes of verifying the information in such registration statement (including the absence of any omission therein) in connection with such registration statement;

(j)            advise each seller of Restricted Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(k)           cooperate with the selling holders of Restricted Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Securities to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two (2) business days prior to any sale of Restricted Securities; and

(l)            permit any holder of Restricted Securities which holder, in the reasonable judgment, exercised in good faith, of such holder, could reasonably be expected to be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder should be included, subject to review and the reasonable approval by the Company and its counsel after consultation with such holder.

For purposes of Sections 5.5(a), 5.5(b) and 5.1(c), the period of distribution of Restricted Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Securities in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Securities covered thereby and 180 days after the effective date thereof.

In connection with each registration hereunder, the sellers of Restricted Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

In connection with each registration pursuant to Section 5.1, 5.2 or 5.3 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature and as are consistent with the terms of this Agreement.

5.6           Expenses. Except as specifically provided for herein, the Company will pay all Registration Expenses in connection with each registration statement under Section 5.1, 5.2 or 5.3. All Selling Expenses in connection with each registration statement under Section 5.1, 5.2 or 5.3 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

5.7           Indemnification and Contribution.

(a)           In the event of a registration of any of the Restricted Securities under the Securities Act pursuant to Section 5.1, 5.2 or 5.3, the Company will indemnify and hold harmless each seller of such Restricted Securities thereunder, each underwriter of such Restricted Securities thereunder and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Securities was registered under the Securities Act pursuant to Section 5.1, 5.2 or 5.3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such seller, each such underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, underwriter or controlling Person specifically for use in the preparation thereof; provided, further, however, that the Company will not be liable, in the case of any registration of any Restricted Securities under the Securities Act pursuant to Section 5.3 hereof, to the extent that that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus, or any such amendment or supplement if (1) the Company satisfied its obligations under Section 5.5(c) hereof; (2) such holder failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Restricted Securities; and (3) such final prospectus or prospectus supplement would have corrected such untrue statement or omission.

(b)           In the event of a registration of any of the Restricted Securities under the Securities Act pursuant to Section 5.1, 5.2 or 5.3, each seller of such Restricted Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each Person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act, state securities law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Securities were registered under the Securities Act pursuant to Section 5.1, 5.2 or 5.3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and such seller will reimburse the Company and each such officer, director, underwriter and controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by or on behalf of such seller specifically for use in the preparation thereof; and provided, further, however, that the liability of each seller hereunder shall not in any event exceed the net proceeds received by such seller from the sale of Restricted Securities covered by such registration statement.

(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 5.7 and shall only relieve it from any liability which it may have to such indemnified party under this Section 5.7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5.7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, upon the advice of legal counsel, that (i) there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or (ii) the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select one (1) separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)           If for any reason the indemnification provided for in Section 5.7(a) or 5.7(b) hereof is unavailable to an indemnified party, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party in connection with the actions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations, provided that no holder of Restricted Securities shall be required to contribute an amount greater than the dollar amount of the net proceeds actually received by such holder with respect to the sale of the Restricted Securities giving rise to such contribution obligation. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include, subject to the limitations set forth herein, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.8           Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

5.9           Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)           use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)           furnish to each holder of Restricted Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Securities without registration.

5.10         No Third Party Registration Rights. The Company represents and warrants that there are no holders of its capital stock entitled to registration rights immediately prior to the date hereof, and agrees that it shall not grant to any third party any registration rights without the prior written consent of the Investors (other than the ABS Ventures Stockholders and the W Capital Stockholders) that hold a majority of the Restricted Securities then held by all Investors (other than the ABS Ventures Stockholders and the W Capital Stockholders), so long as any of the registration rights under this Agreement remains in effect.

5.11         Lock-Up. Each Stockholder agrees not to sell publicly any shares of Capital Stock owned (beneficially or of record) by such Stockholder or any other shares of Common Stock (other than shares of Restricted Securities or other shares of Common Stock being registered in a public offering of the Company’s securities contemplated under this Section 5.11), without the consent of the managing underwriters of such offering, for a period of not more than: (x) 180 days following the effective date of the registration statement relating to an initial public offering of the Company’s securities or for such shorter period requested by the underwriters and (y) ninety (90) days following the effective date of the registration statement relating to any underwritten offering of the Company’s securities (other than its initial public offering) or for such shorter period requested by the underwriters; provided, however, that (a) all Persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering, all persons holding in excess of one percent (1%) of the capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 5.11; (b) such agreement only applies to a registration statement of the Company including securities to be sold on its behalf to the public in an underwritten offering; (c) any discretionary waiver or termination of the restrictions of such agreements by the Company or the managing underwriter of such offering shall apply to all Persons subject to such agreements pro rata based on the number of shares of Common Stock subject to such agreements; and (d) shares of Common Stock purchased in the open market or from the several underwriters on or after the date of the effectiveness of the registration statement shall not be restricted from transfer under such agreements.

5.12         Compliance. Subject to the compliance by the Company with the provisions hereof, each seller of Restricted Securities covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Restricted Securities pursuant to a registration statement hereunder (excluding any underwritten public offering).

5.13         Discontinued Disposition. Each seller of Restricted Securities agrees by its acquisition of such Restricted Securities that, upon receipt of a written notice from the Company of the occurrence of any event of the kind described in Section 5.5(g) or 5.5(j), such seller of Restricted Securities will forthwith discontinue disposition of such Restricted Securities under the registration statement until such seller of Restricted Securities has received copies of the supplemented prospectus and/or amended registration statement or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or registration statement. The Company may provide appropriate stop orders to enforce the provisions of this
Section 5.13.

SECTION  6

COVENANTS

6.1           Financial Statements, Reports, Etc. The Company shall furnish to each Investor:

(a)           as soon as available, and in any event within 120 days after the end of each Fiscal Year, an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year and the related audited consolidated statements of income, stockholders’ equity and cash flows for the Fiscal Year then ended, prepared in accordance with generally accepted accounting principles in effect in the United States and certified by a firm of independent public accountants of recognized national standing selected by the Board;

(b)           as soon as available, and in any event within thirty (30) days after the end of each calendar quarter in each Fiscal Year, a consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income, stockholders’ equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles in effect in the United States and certified by the chief financial officer or chief accounting officer of the Company, such consolidated balance sheet to be as of the end of such calendar quarter and such consolidated statements of income, stockholders’ equity and cash flows to be for such calendar quarter and for the period from the beginning of the Fiscal Year to the end of such calendar quarter, in each case, with comparison to budget and comparative statements for the prior Fiscal Year;

(c)           as soon as available, and in any event within thirty (30) days after the end of each month in each Fiscal Year, a consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income, stockholders’ equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles in effect in the United States and certified by the chief financial officer or chief accounting officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders’ equity and cash flows to be for such month and for the period from the beginning of the Fiscal Year to the end of such month, in each case, with comparison to budget and comparative statements for the prior Fiscal Year;

(d)           at the time of delivery of the financial statements pursuant to Sections 6.1(a), 6.1(b) and 6.1(c), a certificate executed by the chief financial officer or chief accounting officer of the Company stating that such officer has caused this Agreement to be reviewed and has no knowledge of any default by the Company or any of its Subsidiaries in the performance or observance of any of the provisions of this Agreement or, if such officer has such knowledge, specifying such default and the nature thereof;

(e)           at the time of delivery of each of the statement pursuant to Sections 6.1(b) and 6.1(c), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

(f)            no later than thirty (30) days prior to the start of each Fiscal Year, a detailed business plan for the next Fiscal Year for the review and approval of the Board, and no later than thirty (30) days prior to the start of each Fiscal Year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its Subsidiaries in respect of such Fiscal Year for review and approval of the Board (the “Annual Budget”), all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

(g)           promptly following receipt by the Company, but in any event within ten (10) days of receipt thereof, each audit response letter, accountant’s management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its Subsidiaries;

(h)           promptly after the commencement thereof, but in any event within ten (10) days of receipt of notice thereof, notice of any and all of the following:

(i)            any (A) action, suit, claim, proceeding or investigation pending, or to the Company’s Knowledge, threatened against or affecting the Company, at law or in equity, or before any Governmental Entity; (B) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise; or (C) inquiry by any Governmental Entity pending or, to the Company’s Knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any Permit);

(ii)           any action, suit, claim, proceeding or investigation by the Company pending, threatened or contemplated against others;

(iii)          receipt of any opinion or memorandum or written legal advice from legal counsel to the effect that the Company is exposed, from a legal standpoint, to any liability or disadvantage which could reasonably be expected to have a Material Adverse Effect;

(iv)          any default with respect to any Governmental Order.

(i)            promptly upon sending, making available or filing the same, all press releases, reports, financial statements, or other correspondence or information that the Company sends or makes available to its stockholders; and

(j)            promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its Subsidiaries as such Investor reasonably may request.

6.2           Corporate Existence. The Company shall preserve and maintain and, except as otherwise permitted by Section 6.12 hereof, cause each of its Subsidiaries to preserve and maintain, their respective corporate existence, rights and franchises in full force and effect. The Company shall qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. The Company shall secure, preserve and maintain, and cause each Subsidiary to secure, preserve and maintain, all licenses and other rights to use Intellectual Property Rights and deemed by the Company to be necessary to the conduct of its business and the businesses of its Subsidiaries, taken as a whole.

6.3           Maintenance of Properties. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of their respective properties and assets, necessary for the proper conduct of respective businesses, in good repair, working order and condition, ordinary wear and tear excepted.

6.4           Maintenance of Insurance. The Company shall obtain and maintain from responsible and reputable insurance companies or associations a term life insurance policy on the life of Berman (so long as he remains an employee of the Company) and in the amount of $3,000,000, which proceeds will be payable to the order of the Company. The Company shall maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, but in any event in amounts sufficient to prevent the Company or Subsidiary from becoming a co-insurer including, for greater certainty, at least $3 million worth of directors and officers insurance. The Company will not cause or permit any assignment of the proceeds of the life insurance policy specified in the first sentence of this Section 6.4 and will not borrow against such policies. The Company will add the designees of each of the Spectrum Stockholders, the GA Stockholders and the TCV Stockholders as a notice party to such policy and will request that the issuer(s) of such policy provide such designee with at least ten (10) days’ notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.

6.5           Inspection, Consultation and Advice; Confidentiality.

(a)           So long as an Investor holds at least ten percent (10%) of the then outstanding shares of Capital Stock of the Company (on a fully diluted basis), the Company shall permit and cause each of its Subsidiaries to permit such Investor and such Persons as it may designate, at such Investor’s expense, to visit and inspect any of the properties of the Company and its Subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its Subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Investor and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its Subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

(b)           Subject to the disclosure of information of a non-technical nature (including financial information) which a Stockholder may disclose to its partners, members, shareholders and capital investors in accordance with its customary reporting obligations generally, each Stockholder agrees to keep confidential, and to use its commercially reasonable efforts to cause its directors, officers, managing members, managers, general partners, employees and advisors (collectively, “Representatives”) to keep confidential, any “confidential or proprietary information” concerning the Company or its Subsidiaries that is obtained pursuant to this Agreement. The term “confidential or proprietary information” shall mean information of the Company or its Subsidiaries identified as such at the time of disclosure to the Stockholder and other information, if not so identified, which is clearly intended to be confidential, and shall not include any information which (i) is or becomes generally available to the public other than as a result of a breach of this Section 6.5 by the Stockholder or its Representatives, (ii) was within the Stockholder’s possession prior to its being furnished to the Stockholder by or on behalf of the Company, provided that the source of such information was not known by the Stockholder to be bound by a confidentiality agreement with the Company or any other party with respect to such information or other non-disclosure obligation, (iii) is or becomes available to the Stockholder on a non-confidential basis from a source other than the Company, provided that such source was not known by the Stockholder to be bound by a confidentiality agreement with the Company or any other party with respect to such information or other non-disclosure obligation, (iv) is independently developed by the Stockholder or its Representatives without use of or reference to such information, or (v) is disclosed by the Stockholder or its Representatives with the Company’s prior written approval, except that no such written approval shall be required (and the Stockholder shall be free to release such information to such recipient) with respect to the provision of such information to the Stockholder’s counsel or accountants, or to an officer, director, partner, member, shareholder, capital investor or employee of such Stockholder. Each Stockholder and its Representatives shall be permitted to disclose any “confidential or proprietary information” required to be disclosed in a legal proceeding or as otherwise required by law (including fiduciary obligations under common law or otherwise) after notice of such requirement has been given to the Company and the Company has had a reasonable opportunity to oppose such disclosure.

(c)           Nothing contained in this Section 6.5 shall prevent any Stockholder (or any of its respective partners, members, shareholders and capital investors) from entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Stockholder (or associated person) does not, except as permitted in accordance with Section 6.5(b) hereof, disclose any confidential or proprietary information of the

Company in connection with such activities.

6.6           Restrictive Agreements Prohibited. Neither the Company nor any of its Subsidiaries shall become a party to any agreement which by its terms restricts the Company’s ability to perform under this Agreement or its certificate of incorporation.

6.7           Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved in advance by a majority of the Board, neither the Company nor any of its Subsidiaries shall enter into any transaction including, without limitation, any loans or extensions of credit (other than advances in the ordinary course) or royalty agreements, with any officer, director or Affiliate of the Company or any Subsidiary or any of their immediate Family Members or any Person directly or indirectly affiliated with one or more of such officers, directors or immediate Family Members.

6.8           Meetings of the Board. The Company shall use its best efforts to ensure that meetings of the Board are held at least six (6) times each year and at least once each quarter.

6.9           Expenses of Directors. The Company shall promptly reimburse in full each Director who is not an employee of the Company for all of his or her reasonable and documented out-of-pocket expenses incurred in attending each meeting of the Board of the Company or any committee thereof.

6.10         Bylaws. The Company shall at all times cause the Bylaws to provide that, unless otherwise required by the laws of the State of Delaware, (a) any Director may call a meeting of the Board and (b) any holder or holders of at least 25% of the outstanding shares of Common Stock shall have the right to call a meeting of the Board or of the stockholders. The Company shall at all times maintain provisions in its Bylaws and/or its certificate of incorporation absolving all Directors from liability to the Company and its stockholders and provisions in its Bylaws and/or certificate of incorporation indemnifying all Directors against liability to the maximum extent permitted under the laws of the State of Delaware.

6.11         New Developments. The Company shall cause all technological developments, patentable or unpatentable inventions, discoveries or improvements by the Company’s or any Subsidiary’s officers, employees or independent contractors to be documented in accordance with the appropriate professional standards consistent with the Company’s past practices. The Company shall cause all employees and, to the best of the Company’s or any Subsidiary’s ability, independent contractors of the Company or any Subsidiary, to execute confidentiality and nondisclosure agreements in customary form and substance, or as otherwise approved by a majority of the Board and, where possible and deemed by management to be commercially appropriate based on the advice of legal counsel and other considerations, to file and prosecute U.S. and foreign patent or copyright applications relating to and protecting such developments on behalf of the Company or any Subsidiary.

6.12         Activities of Subsidiaries.

(a)           Unless approved by a majority of the Board pursuant to Section 2.6(b) hereof, the Company will not organize or acquire any Person that is a Subsidiary unless such Subsidiary is wholly-owned (directly or indirectly) by the Company. Unless approved by a majority of the

Board pursuant to Section 2.6(b) hereof, the Company shall not permit any Subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any Subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other Subsidiary, or (ii) merge into or sell or transfer assets to the Company. Unless approved by a majority of the Board pursuant to Section 2.6(b) hereof, the Company shall not sell or otherwise transfer any shares of capital stock of any Subsidiary, except to the Company or another Subsidiary, or permit any Subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary. Unless approved by a majority of the Board pursuant to Section 2.6(b) hereof, the Company shall not permit any Subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another Subsidiary.

(b)           None of the Subsidiaries shall (i) take any action which is material to the business of the Company and that requires consent of the board of directors or the stockholders of such Subsidiary, or (ii) enter into any Contract with any of its officers or directors, unless, in each case, such action or arrangement or agreement has been approved by a majority of the Board.

6.13         Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws of any Governmental Entity, where noncompliance could reasonably be expected to have a Material Adverse Effect.

6.14         Keeping of Records and Books of Account. The Company shall keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles in effect in the United States consistently applied, reflecting all financial transactions of the Company and such Subsidiary, and in which, for each Fiscal Year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

6.15         Continued Business Operations. The Company shall use, and cause each Subsidiary to use, commercially reasonable efforts to cause their respective officers and employees to refrain from carrying on any for-profit business activity outside of the Company and the Subsidiaries.

6.16         Financings. The Company shall promptly inform the Board of any negotiations, offers or contracts relating to possible financings of any nature for the Company or any Subsidiary, whether initiated by the Company, any of its Subsidiaries or any other Person, except for (a) arrangements with trade creditors in the ordinary course of business, and (b) utilization by the Company or any Subsidiary of commercial lending arrangements with financial institutions.

6.17         Payment of Taxes and Trade Debt. The Company shall pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto. The Company shall pay, and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

6.18         U.S. Real Property Interest Statement. The Company shall provide prompt written notice to each Investor following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(i)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by any Investor, the Company shall provide such Investor with a written statement informing the Investor whether such Investor’s interest in the Company constitutes a U.S. real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to any Investor shall be delivered to such Investor within ten (10) days of such Investor’s written request therefor. The Company’s obligation to furnish a written statement pursuant to this Section 6.18 shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market.

6.19         Compliance with ERISA. The Company shall comply, and cause each Subsidiary to comply, with all minimum funding requirements applicable to any pension, employee benefit plans or employee contribution plans which are subject to ERISA or to the Code or any similar foreign laws, and comply, and cause each Subsidiary to comply, in all other material respects with the provisions of ERISA and the Code and any similar foreign laws, and the rules and regulations thereunder, which are applicable to any such plan. The Company shall not permit any event or condition to exist which could reasonably be expected to permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA or any similar foreign laws to attach to the assets of the Company or any Subsidiary.

SECTION  7

LEGENDS; REGISTRATION OF TRANSFERS

7.1           Legend. Each certificate evidencing shares of Common Stock, and certificates evidencing other shares of Capital Stock of the Company, held by a Stockholder, shall be stamped or otherwise have endorsed or imprinted thereon a legend in substantially the following form:

THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, AND THE RIGHTS OF THE HOLDER HEREOF, ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, DATED AS OF JANUARY

11, 2007 (COPIES OF WHICH ARE ON FILE WITH THE COMPANY), AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AND NO TRANSFER OF THE SHARES REPRESENTED HEREBY OR OF SHARES ISSUED IN EXCHANGE THEREFOR SHALL BE VALID OR EFFECTIVE UNLESS THE APPLICABLE TERMS AND CONDITIONS OF SUCH AGREEMENT HAVE BEEN FULFILLED.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND IN COMPLIANCE WITH ALL OTHER APPLICABLE LAWS.

7.2           Registration of Transfer. The Company shall permit registration of transfer of Capital Stock held by a Stockholder only in accordance with the terms of this Agreement. Any Sale of Capital Stock which is made in any manner contrary to the provisions of this Agreement shall be void and shall not be effective to constitute the transferee as a stockholder of the Company entitled to any rights, benefits and privileges as such.

SECTION  8

MISCELLANEOUS PROVISIONS

8.1           Assignment of Rights; Binding Effect.

(a)           The rights and obligations of the parties under this Agreement may not be assigned or otherwise transferred (whether voluntarily or involuntarily, by operation of law or otherwise) to any other Person, except in connection with a Sale of Capital Stock made in compliance with the provisions of this Agreement or, in the case of the Company, to its successor or assign. Notwithstanding the foregoing, the required and Form S-3 registration rights contained in Sections 5.1 and 5.3 and the related rights attendant thereto shall be, subject to compliance with the provisions set forth in Section 3 hereof but only to the extent that Section 3 hereof remains in effect and has not been terminated (i) with respect to any Restricted Security that is transferred to an Affiliate of a Spectrum Stockholder, GA Stockholder or TCV Stockholder, automatically transferred to such Affiliate and (ii) with respect to any Restricted Security that is transferred in all cases to a non-Affiliate or other than pursuant to the foregoing clause (i), transferred only with the approval of a majority of the Board. The incidental registration rights contained in Section 5.2 and the related rights attendant thereto shall be, with respect to any Restricted Security, automatically transferred to any Person who is the transferee of such Restricted Security.

(b)           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and permitted assigns. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

8.2           Duration of Agreement.

(a)           The obligations of each party hereunder shall remain binding upon such party until such time as: (i) this Agreement has been terminated pursuant to subsection (b) below; or (ii) as to a Stockholder, when such Stockholder has transferred all Capital Stock owned by such Stockholder in accordance with this Agreement.

(b)           Except as otherwise expressly provided herein, this Agreement shall terminate, and all rights and obligations hereunder shall cease, upon the first to occur of: (i) the closing of the Qualified IPO (but not with respect to Section 5 hereof (and Sections 1 and 8 hereof, but only to the extent that such Sections relate to Section 5 hereof); (ii) the written agreement of each of the parties hereto who still owns Capital Stock to such termination; and (iii) if all holders of Capital Stock Sell to a third party pursuant to Section 3.5 hereof.

8.3           Enforcement. Each party acknowledges that irreparable damage would occur to the other parties hereto in the event that any of the provisions of this Agreement were not performed by such party in accordance with their specific terms or were otherwise breached by such party and that money damages would not provide an adequate remedy to the non-breaching parties. It is accordingly agreed that the non-breaching parties hereto shall be entitled to seek an injunction and other equitable remedies to prevent breaches by the breaching party of this Agreement and to enforce specifically the terms and provisions hereof in any court specified pursuant to Section 8.7 hereof, this being in addition to any other remedy to which such non-breaching parties may be entitled at law or in equity or otherwise.

8.4           Severability of Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, rule or regulation, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision has never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

8.5           Amendment and Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing executed by the Company (as approved by the Board pursuant to Section 2.6(b)(xii) hereof); provided, however, that: (A) for so long as Berman owns the Threshold Percentage, none of the definition of Threshold Percentage, Section 2.1(a), 2.1(b)(ii), 2.1(b)(iii)(A), 2.1(b)(iv), 2.1(b)(v), 2.3, 2.5 or 2.6 hereof or this Section 8.5 shall be amended, waived or modified without the prior written consent of Berman; (B) for so long as the Spectrum Stockholders own the Threshold Percentage, none of the definition of Threshold Percentage, Section 2.1(a), 2.1(b)(i)(A), 2.1(b)(iii), 2.1(b)(iv), 2.1(b)(v), 2.3, 2.5 or 2.6 hereof or this Section 8.5 shall be amended, waived or modified without the prior written consent of the Spectrum Stockholders; (C) for so long as the GA Stockholders own the Threshold Percentage, none of the definition of Threshold Percentage, Section 2.1(a), 2.1(b)(i)(B), 2.1(b)(iii), 2.1(b)(iv), 2.1(b)(v), 2.3, 2.5 or 2.6 hereof or this Section 8.5 shall be amended, waived or modified without the prior written consent of the GA Stockholders; (D) for so long as the TCV Stockholders own the Threshold Percentage, none of the definition of Threshold Percentage, Section 2.1(a), 2.1(b)(i)(C), 2.1(b)(iii), 2.1(b)(iv), 2.1(b)(v), 2.3, 2.5 or 2.6  hereof or this Section 8.5 shall be amended, waived or modified without the prior written consent of the TCV Stockholders; (E) any amendment, modification or waiver which, by its express terms, (v) adversely affects Berman’s rights or obligations hereunder to Sell his Capital Stock under Sections 3.1, 3.2, 3.3 and 3.4 hereof, (w) for so long as Berman owns shares of Capital Stock entitled to cast at least seven and one-half percent (7.5%) of the votes attributable to all then outstanding shares of Capital Stock (on a fully diluted basis), reduces the requisite percentage of issued and outstanding shares of Common Stock that is required to approve a Change of Control transaction pursuant to Section 3.5(a) hereof, changes the requirement in Section 3.5(a) hereof that a Change of Control transaction must be approved by the Board pursuant to Section 2.6(b) hereof, or changes the last sentence of Section 3.5(c) such that Berman receives a different form or amount of consideration than the Requisite Parties in a Change of Control transaction, (x) changes Section 3.5(c) hereof such that Berman’s indemnification obligations under a Change of Control transaction exceed the proceeds payable to him in that transaction, (y) adversely affects Berman’s rights or obligations under Section 8.1, 8.2 or 8.5, or (z) imposes increased financial liabilities on Berman, shall not be permitted without the prior written consent of Berman; and/or (F) no amendment, modification or waiver which, by its express terms, affects the rights or obligations hereunder of a particular Stockholder in a materially adverse manner and which does not, by its express terms, affect the rights or obligations hereunder of all Stockholders with similar rights in a similarly materially adverse manner shall be binding as to such particularly affected Stockholder without the prior written consent of such Stockholder; provided, further, that any party may waive its rights under any provision of this Agreement by delivering to the Company an instrument in writing executed by such party. Notwithstanding the foregoing, the Company may amend the Schedules hereto from time to time without the consent of any other party to this Agreement solely for the purpose of adding additional parties to this Agreement pursuant to Section 8.15 hereof and otherwise reflecting permitted Sales of Capital Stock under this Agreement. No waiver hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

8.6           Notices.

(a)           All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class-registered or certified mail, return receipt requested, postage prepaid, addressed (i) if to a Stockholder, as indicated on Schedule A, or at such other address as such Stockholder shall have furnished in writing to the party initiating the notice or communication, or (ii) if to the Company, to One Chase Manhattan Plaza, 44th Floor, New York, New York 10005, Attention: Head of Legal, or at such other address as the Company shall have furnished in writing to the party initiating the notice or communication.

(b)           All notices required or permitted hereunder shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Any party may change the address to which notice should be given to such party by providing written notice to the other parties hereto of such change.

8.7           Governing Law; Jurisdiction. This Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the State of New York, except that no doctrine of choice of law shall be used to apply any law other than that of New York, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action hereon or thereon; provided, however, that to the extent that this Agreement relates to the internal affairs of the Company, such internal affairs shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. The parties hereto agree that any suit, action or proceeding to enforce any right arising out of this Agreement shall be exclusively commenced in the Supreme Court of New York situated in New York City or in the United States District Court for the Southern District of New York, and the parties hereto consent to such exclusive jurisdiction, agree that venue will be proper in such courts in any such matter, agree that New York is the most convenient forum for litigation in any such suit, action or proceeding, and agree that a summons and complaint commencing a suit, action or proceeding in any such court shall be properly served and shall confer personal jurisdiction upon a Person if served by registered or certified mail to the address specified with respect to such Person pursuant to Section 8.6 hereof, or as otherwise provided by the laws of the State of New York or the United States. The parties hereto agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

8.8           Delays or Omissions. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

8.9           Entire Agreement. Except for the Merger Agreement, the Stockholders Agreement and the agreements related thereto, all prior understandings and agreements between or among the parties hereto with respect to the transactions contemplated hereby are merged into this Agreement, including, but not limited to, the Original Agreement and this Agreement (including the Schedules attached hereto which form a part of this Agreement), and such other agreements reflect all the understandings with respect to such transactions. Nothing herein contained shall be construed to obligate the Stockholders to make any additional investment in the Company or to constitute the Stockholders as partners.

8.10         Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

8.11         Interpretation and Construction. This Agreement has been negotiated by the respective parties hereto and their legal counsel and the language hereof will not be construed for or against any party. The Section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not affect the construction of this Agreement. Where a reference in this Agreement is made to a Section or Schedule such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. Where the reference “hereof,” “hereby” or “herein” appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Words denoting the singular include the plural, and vice versa, and references to it or its or words denoting any gender shall include all genders. References to “$” or “dollars” mean U.S. dollars unless otherwise specified.

8.12         WAIVER OF TRIAL BY JURY. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

8.13         Publicity. No party may, nor may it permit its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the parties hereto, except that any such party shall be permitted to comply with all applicable law.

8.14         Aggregation of Stock. For purposes of determining the availability of any rights under this Agreement, all shares of Capital Stock owned of record by any Affiliate of a Stockholder shall be deemed to be owned by such Stockholder.

8.15         Additional Parties. The Company shall take all necessary action to ensure that each Person who shall after the date hereof acquires in excess of two percent (2%) of the issued and outstanding shares of Common Stock or securities of the Company exchangeable or exercisable for or convertible into such number of shares of Common Stock on a fully diluted basis shall become a party to this Agreement by executing and delivering to the Company an Instrument of Adherence in substantially the form of Annex I hereto, and such additional party shall thereafter be added to the Schedules hereto, without the consent of the other parties hereto. The foregoing notwithstanding, each of the Two Percent Stockholders hereby covenants and agrees that, if and to the extent such Two Percent Stockholder shall thereafter cease to be a Two

Percent Stockholder by reason of such Person’s percentage ownership interest in the Company on a fully diluted basis falling below two percent (2%), such Person shall automatically, without any further action on the part of the Company, such Two Percent Stockholder or the other parties hereto or to the Stockholders Agreement, become and be deemed to be a Stockholder under the Stockholders Agreement, as provided therein (and shall cease to be a Two Percent Stockholder hereunder and thereunder). The Company shall update the Schedules attached to this Agreement to reflect the changes contemplated by this Section 8.15 which updates shall not be considered amendments under this Agreement.

8.16         Stockholders Agreement. Notwithstanding anything contained in this Agreement to the contrary, each transferee of Capital Stock, as a condition to any Sale, shall be required, in addition to executing and delivering to the Company an Instrument of Adherence in substantially the form of Annex I hereto, to execute and deliver to the Company an Instrument of Adherence in substantially the form of Annex I to the Stockholders Agreement for the purposes of being bound only by the provisions set forth therein applicable to an Investor or Two Percent Stockholder, as the case may be.

[SIGNATURE PAGES FOLLOW]

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by it or its duly authorized officer, partner, member or manager, as the case may be, as of the date and year first above written.

RISKMETRICS GROUP, INC.
(f/k/a RMG Holdco, Inc.)

By:	/s/ Marc Ethan Berman
Name:	Marc Ethan Berman
Title:	Chief Executive Officer

RISKMETRICS SOLUTIONS, INC.
(f/k/a RiskMetrics Group, Inc.)

By:	/s/ Marc Ethan Berman
Name:	Marc Ethan Berman
Title:	President

Signature page to Amended and Restated Investor Rights Agreement

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by it or its duly authorized officer, partner, member or manager, as the case may be, as of the date and year first above written.

STOCKHOLDERS:

SPECTRUM EQUITY INVESTORS IV, L.P.

By:	Spectrum Equity Associates IV, L.P.,
Its General Partner

By:	/s/ William P. Collatos
Name:	William P. Collatos
Its:	General Partner

SPECTRUM EQUITY INVESTORS PARALLEL IV, L.P.

By:	Spectrum Equity Associates IV, L.P.,
Its General Partner

By:	/s/ William P. Collatos
Name:	William P. Collatos
Its:	General Partner

SPECTRUM IV INVESTMENT MANAGERS’ FUND, L.P.

By:	/s/ William P. Collatos
Name:	William P. Collatos
Its:	General Partner

Signature page to Amended and Restated Investor Rights Agreement

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by it or its duly authorized officer, partner, member or manager, as the case may be, as of the date and year first above written.

STOCKHOLDERS:

TCV V, L.P.

By:	Technology Crossover Management V, L.L.C.,
Its General Partner

	By:	/s/ Robert C. Bensky
	Name:	Robert C. Bensky
	Its:	Attorney in Fact

TCV MEMBER FUND, L.P.

By:	Technology Crossover Management V, L.L.C.,
Its General Partner

	By:	/s/ Robert C. Bensky
	Name:	Robert C. Bensky
	Its:	Attorney in Fact

Signature page to Amended and Restated Investor Rights Agreement

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by it or its duly authorized officer, partner, member or manager, as the case may be, as of the date and year first above written.

STOCKHOLDERS:

GENERAL ATLANTIC PARTNERS 78, L.P.
By:	General Atlantic Partners, LLC,
Its General Partner

	By:	/s/ Steven A. Denning
	Name:	Steven A. Denning
	Its:	Chairman

GAPSTAR, LLC

By:	General Atlantic Partners, LLC,
Its Sole Member

	By:	/s/ Steven A. Denning
	Name:	Steven A. Denning
	Its:	Chairman

GAP COINVESTMENTS III, LLC

By:	/s/ Steven A. Denning
Name:	Steven A. Denning
Its:	A Managing Member

GAP COINVESTMENTS IV, LLC

By:	/s/ Steven A. Denning
Name:	Steven A. Denning
Its:	A Managing Member

GAPCO GMBH & CO. KG

By:	GAPCO Management GmbH,
Its General Partner

	By:	/s/ Steven A. Denning
	Name:	Steven A. Denning
	Its:	Managing Director

Signature page to Amended and Restated Investor Rights Agreement

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by it or its duly authorized officer, partner, member or manager, as the case may be, as of the date and year first above written.

STOCKHOLDERS:

ABS VENTURES VIII L.P.

By:	Zolo LLC,
Its General Partner

	By:	/s/ R. William Burgess Jr.
	Name:	R. William Burgess Jr.
	Its:	Senior Manager

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by it or its duly authorized officer, partner, member or manager, as the case may be, as of the date and year first above written.

STOCKHOLDERS:

W CAPITAL PARTNERS, L.P.

By:	WCP 2003, LLC,
Its General Partner

	By:	/s/ Stephen Wertheimer
	Name:	Stephen Wertheimer
	Its:	Managing Member

W CAPITAL PARTNERS 2003, L.P.

By:	WCP-I, LLC,
Its General Partner

	By:	/s/ Stephen Wertheimer
	Name:	Stephen Wertheimer
	Its:	Managing Member

Signature page to Amended and Restated Investor Rights Agreement

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by it or its duly authorized officer, partner, member or manager, as the case may be, as of the date and year first above written.

TWO PERCENT STOCKHOLDERS:

By:	/s/ Marc Ethan Berman
Name:	Marc Ethan Berman

Signature page to Amended and Restated Investor Rights Agreement

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by it or its duly authorized officer, partner, member or manager, as the case may be, as of the date and year first above written.

HOLDER

BRITEL FUND NOMINEES LIMITED.
c/o Hermes USA Investors Venture, L.L.C.

By:	/s/ David Burrowes
Name:	David Burrowes
Title:	Authorized Signatory

SCHEDULE A

Schedule of Two Percent Stockholders

Name and Address	No. of Shares of Common Stock
Marc Ethan Berman	2,400,000	*
c/o RiskMetrics Group, Inc.
One Chase Manhattan Plaza, 44th Floor
New York, NY 10005
(212) 981-7416

* Shares held by Ethan Berman as trustee for the Trust under agreement dated August 18, 2000 between Ethan Berman, as Grantor and Ethan Berman, as Trustee.

Britel Fund Nominees Limited	464,470
c/o Hermes USA Investors Venture, L.L.C.
Attn: Corinna Arnold
Lloyds Chambers
1 Portsoken Street
London, England E18HZ

Schedule of Investors

Name and Address		No. of Shares of Common Stock

Spectrum Equity Investors IV, L.P.		5,240,000
Spectrum Equity Investors Parallel IV, L.P.		30,933
Spectrum Investment Managers’ Fund, L.P.		62,400
c/o Spectrum Equity Investors		5,333,333
One International Place, 29th Floor
Boston, MA 02110
Main: (617) 464-4600
Fax: (617) 464-4601

General Atlantic Partners 78, L.P.		4,920,556
Gapstar, LLC		66,667
GAP Coinvestments III, LLC		268,334
GAP Coinvestments IV, LLC		72,233
c/o General Atlantic Service Corporation		5,333,333
Three Pickwick Plaza, Suite 200
Greenwich, CT 06830
Main: (203)-629-8600
Fax: (203) 632-8818

TCV V, L.P.		2,302,431
TCV V Member Fund, L.P.		43,490
Technology Crossover Ventures		2,345,921
528 Ramona Street
Palo Alto, CA 94301
Attention: Rick Kimball
Phone:	(650) 614-8200
Fax:	(650) 614-8222

ABS Ventures VIII, L.P.		400,000
890 Winter Street, Suite 225
Waltham, MA 02451
Attention: Pierre Suhrke
Phone:	(781) 250-0408
Fax:	(781) 250-0345

W Capital Partners, L.P.		160,000
W Capital Partners 2003, L.P.		160,000
245 Park Avenue		320,000
New York, NY 10167
Attention: Stephen Wertheimer
Phone:	(212) 355-0770
Fax:	(212) 202-3979

ANNEX I

RISKMETRICS GROUP, INC.

Instrument of Adherence

The undersigned,                                                , in order to become the owner or holder of                  shares of the Common Stock of RiskMetrics Group, Inc., a Delaware corporation (the “Company”), hereby agrees to become a party to that certain Amended and Restated Investor Rights Agreement, dated as of January 11, 2007 (as the same may be amended from time to time in accordance with its terms) (the “Agreement”), among the Company and the other parties thereto, and to be bound by all provisions thereof. The undersigned agrees to become a “Stockholder” (as defined in the Agreement) under the terms of the Agreement. This Instrument of Adherence shall take effect and shall become a part of said Agreement immediately upon execution by the undersigned hereto and acceptance thereof by the Company.

Executed as of the date set forth below:

Signature:

By:

Name:

Address:

Social Security No.:

Date:

ACCEPTED:

RISKMETRICS GROUP, INC.

By:

Name:

Title

Date:

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by it or its duly authorized officer, partner, member or manager, as the case may be, as of the date and year first above written.

HOLDER:

Stockholder Name:

By:

Name:

Title (if applicable):

Signature page to Amended and Restated Investor Rights Agreement